Exhibit 99.1

Partnership Contact:

Bradley W. Harris

(614) 643-0314

ir@OxfordResources.com

Oxford Resource Partners, LP Reports

Third Quarter 2013 Financial Results

COLUMBUS, Ohio, November 5, 2013 – Oxford Resource Partners, LP (NYSE: OXF) (the “Partnership” or “Oxford”) today announced third quarter 2013 financial results.

Adjusted EBITDA1 was $11.0 million for the third quarter of 2013 compared to $14.2 million for the third quarter of 2012. Adjusted EBITDA declined due to the planned lower sales volume from the Partnership’s Illinois Basin operations. Production was approximately 40,000 tons less than expected, primarily due to an overburden collapse in August which trapped a highwall miner, rendering it inoperable. The third quarter 2013 cash margin of $6.40 per ton decreased 21.9 percent, or $1.79 per ton, over the third quarter 2012 cash margin of $8.19 per ton. Coal sales revenue increased 2.6 percent to $50.74 per ton, but was offset by a 7.6 percent increase in cash cost of coal sales to $44.34 per ton as a result of the lower production.

Net loss for the third quarter of 2013 was $5.1 million compared to a net loss of $3.0 million for the third quarter of 2012. Net loss for the third quarter of 2013 included a gain of $2.7 million relating to the change in fair value of warrants, a $1.1 million net gain primarily related to insurance proceeds from the lost mining equipment, and $0.2 million of restructuring expenses. Net loss for the third quarter of 2012 included $0.4 million in net loss on the disposal of mining equipment and $0.2 million of impairment and restructuring expenses. Excluding these items, Adjusted Net Loss2 would have been $8.8 million for the third quarter of 2013 compared to $2.5 million for the third quarter of 2012.

“We had a challenging third quarter as the production from one of our two highwall miners was disrupted for close to a month,” said Oxford’s President and Chief Executive Officer Charles C. Ungurean. “Fortunately, we were able to expeditiously replace the highwall miner and resume production. Looking forward, we remain committed to successfully navigating through this market downturn by closely managing our capital expenditures and liquidity, and leveraging the assets redeployed from the Illinois Basin to our Northern Appalachian operations.”

Business Update

Oxford’s projected sales volume is fully committed and priced for the balance of 2013, underscoring the strength of its long-term customer relationships and the strategic importance in its core region. For 2014, Oxford has 5.0 million tons of sales committed, of which 3.3 million tons are priced and 1.7 million tons are unpriced.

As a leading low-cost producer of thermal coal and the largest producer of surface-mined coal in Ohio, Oxford is focused on its core Northern Appalachian operations. Continued rationalization of the Partnership’s Illinois Basin operations has allowed for the transfer of excess equipment to the Northern Appalachian mines, which has reduced capital spending. Based on current market conditions, the Partnership expects to idle all production at its Illinois Basin operations by the end of 2013 and finish redeploying equipment during the first quarter of 2014.

_______________________

1 The definition of Adjusted EBITDA, which is a non-GAAP financial measure, and reconciliation thereof to Net Loss, a comparable GAAP financial measure, are included in a table presented near the end of this press release.

2 The definition of Adjusted Net Loss, which is a non-GAAP financial measure, and reconciliation thereof to Net Loss, a comparable GAAP financial measure, are included in a table presented near the end of this press release.

Liquidity

As of September 30, 2013, the Partnership had $2.7 million of cash and $8.5 million in available borrowing capacity on its revolving credit line under the new credit facilities closed in the second quarter. The Partnership continues to pursue the sale of a shovel, which is its remaining piece of excess Illinois Basin equipment to be sold.

2013 Guidance

The Partnership provides the following updated guidance for 2013 based on its current industry outlook:

The Partnership expects to produce between 6.1 million tons and 6.3 million tons and sell between 6.6 million tons and 6.8 million tons of thermal coal. The average selling price is projected to be $50.75 per ton to $51.25 per ton, with an anticipated average cost of $43.75 per ton to $44.25 per ton.

Adjusted EBITDA is expected to be in the range of $42 million to $45 million.

The Partnership anticipates capital expenditures of between $22 million and $25 million, net of reinvested insurance proceeds.

Conference Call

The Partnership will host a conference call at 10:00 a.m. Eastern Time today (November 5, 2013) to review its third quarter 2013 financial results. To participate in the call, dial (800) 299-8538 or (617) 786-2902 for international callers and provide passcode 67232474. The call will also be webcast live on the Internet in the Investor Relations section of the Partnership’s website at www.OxfordResources.com.

An audio replay of the conference call will be available for seven days beginning at 2:00 p.m. Eastern Time on November 5, 2013, and may be accessed at (888) 286-8010 or (617) 801-6888 for international callers.  The replay passcode is 43125494.  The webcast will also be archived on the Partnership’s website at www.OxfordResources.com for 30 days following the call.

About Oxford Resource Partners, LP

Oxford Resource Partners, LP is a low-cost producer of high-value steam coal in Northern Appalachia and the Illinois Basin. Oxford markets its coal primarily to large electric utilities with coal-fired, base-load scrubbed power plants under long-term coal sales contracts. The Partnership is headquartered in Columbus, Ohio.

For more information about Oxford Resource Partners, LP (NYSE: OXF), please visit www.OxfordResources.com. Financial and other information about the Partnership is routinely posted on and accessible at www.OxfordResources.com.

Forward-Looking Statements

Except for historical information, statements made in this press release are “forward-looking statements.” All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements, including the statements and information set forth under the headings “Business Update,” “Liquidity” and “2013 Guidance.”

These statements are based on certain assumptions made by the Partnership based on its management’s experience and perception of historical trends, current conditions, expected future developments and other factors the Partnership’s management believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the Partnership’s control, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: productivity levels, margins earned and the level of operating costs; weakness in global economic conditions or in customers’ industries; changes in governmental regulation of the mining industry or the electric power industry and the increased costs of complying with those changes; decreases in demand for electricity and changes in coal consumption patterns of U.S. electric power generators; the Partnership’s dependence on a limited number of customers; the Partnership’s inability to enter into new long-term coal sales contracts at attractive prices and the renewal and other risks associated with the Partnership’s existing long-term coal sales contracts, including risks related to adjustments to price, volume or other terms of those contracts; difficulties in collecting the Partnership’s receivables because of credit or financial problems of major customers, and customer bankruptcies, cancellations or breaches to existing contracts or other failures to perform; the Partnership’s ability to acquire additional coal reserves; the Partnership’s ability to respond to increased competition within the coal industry; fluctuations in coal demand, prices and availability due to labor and transportation costs and disruptions, equipment availability, governmental regulations, including those pertaining to carbon dioxide emissions, and other factors; significant costs imposed on the Partnership’s mining operations by extensive and frequently changing environmental laws and regulations, and greater than expected environmental regulations, costs and liabilities; legislation and regulatory and related judicial decisions and interpretations including issues pertaining to climate change and miner health and safety; a variety of operational, geologic, permitting, labor and weather-related factors, including those pertaining to both our mining operations and our underground coal reserves that we do not operate; limitations in the cash distributions the Partnership receives from its majority-owned subsidiary, Harrison Resources, LLC, and the ability of Harrison Resources, LLC to acquire additional reserves on economical terms from CONSOL Energy Inc. in the future; the potential for inaccuracies in estimates of the Partnership’s coal reserves, which could result in lower than expected revenues or higher than expected costs; the accuracy of the assumptions underlying the Partnership’s reclamation and mine closure obligations; liquidity constraints, including those resulting from the cost or unavailability of financing due to current capital markets conditions; risks associated with major mine-related accidents; results of litigation, including claims not yet asserted; the Partnership’s ability to attract and retain key management personnel; greater than expected shortage of skilled labor; the Partnership’s ability to maintain satisfactory relations with employees; and failure to obtain, maintain or renew security arrangements, such as surety bonds or letters of credit, in a timely manner and on acceptable terms.

The Partnership undertakes no obligation to publicly update or revise any forward-looking statements. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. Further information on risks and uncertainties is available in the Partnership’s periodic reports filed with the U.S. Securities and Exchange Commission or otherwise publicly disseminated by the Partnership.

OXFORD RESOURCE PARTNERS, LP AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012
(in thousands, except for unit data)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2013	2012	2013	2012

REVENUES:
Coal sales	$84,742	$95,027	$255,226	$279,806
Other revenue	2,844	2,187	9,211	7,223
Total revenues	87,586	97,214	264,437	287,029

COSTS AND EXPENSES:
Cost of coal sales:
Produced coal	68,175	72,896	202,159	221,101
Purchased coal	5,881	6,274	17,774	16,121
Total cost of coal sales (excluding
depreciation, depletion and amortization)	74,056	79,170	219,933	237,222
Cost of other revenue	455	499	1,228	1,285
Depreciation, depletion and amortization	12,017	13,110	37,760	39,019
Selling, general and administrative expenses	3,051	3,901	13,056	11,475
Impairment and restructuring expenses	150	206	1,012	13,843
(Gain) loss on disposal of assets, net	(1,107)	357	(6,594)	(4,156)
Total costs and expenses	88,622	97,243	266,395	298,688
INCOME (LOSS) FROM OPERATIONS	(1,036)	(29)	(1,958)	(11,659)

INTEREST AND OTHER EXPENSES:
Interest income	1	1	3	7
Interest expense	(6,808)	(3,012)	(14,146)	(8,522)
Change in fair value of warrants	2,714	-	565	-
Total interest and other expenses	(4,093)	(3,011)	(13,578)	(8,515)
NET LOSS	(5,129)	(3,040)	(15,536)	(20,174)

Net loss attributable to noncontrolling interest	(470)	(274)	(1,120)	(371)
Net loss attributable to Oxford Resource
Partners, LP unitholders	(5,599)	(3,314)	(16,656)	(20,545)
Net loss allocated to general partner	(112)	(66)	(333)	(410)
Net loss allocated to limited partners	$(5,487)	$(3,248)	$(16,323)	$(20,135)

Net loss per limited partner unit:
Basic	$(0.22)	$(0.16)	$(0.74)	$(0.97)
Diluted	$(0.22)	$(0.16)	$(0.74)	$(0.97)

Weighted average number of limited partner units outstanding:
Basic	24,587,411	20,717,734	22,159,610	20,702,042
Diluted	24,587,411	20,717,734	22,159,610	20,702,042

Distributions paid per unit:
Limited partners:
Common	$-	$0.4375	$-	$1.3125
Subordinated	$-	$0.1000	$-	$0.6375
General partner	$-	$0.2688	$-	$0.9750

OXFORD RESOURCE PARTNERS, LP AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2013 AND DECEMBER 31, 2012
(in thousands, except for unit data)

	As of September 30, 2013	As of December 31, 2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,738	$3,977
Accounts receivable	28,489	19,792
Inventory	12,065	12,554
Advance royalties	4,155	4,461
Prepaid expenses and other assets	1,767	2,046
Assets held for sale	-	6,106
Total current assets	49,214	48,936

PROPERTY, PLANT AND EQUIPMENT, NET	150,143	158,483
ADVANCE ROYALTIES, LESS CURRENT PORTION	6,194	4,861
INTANGIBLE ASSETS, NET	1,251	1,442
OTHER LONG-TERM ASSETS	24,224	7,177
Total assets	$231,026	$220,899

LIABILITIES AND PARTNERS' CAPITAL
CURRENT LIABILITIES:
Accounts payable	$24,332	$26,893
Current portion of long-term debt	5,929	102,970
Current portion of reclamation and mine closure costs	5,937	3,869
Accrued taxes other than income taxes	1,175	1,213
Accrued payroll and related expenses	2,507	1,629
Other liabilities	2,529	2,491
Total current liabilities	42,409	139,065

LONG-TERM DEBT	152,491	41,557
RECLAMATION AND MINE CLOSURE COSTS	28,267	25,144
WARRANTS	7,314	-
OTHER LONG-TERM LIABILITIES	3,730	3,806
Total liabilities	234,211	209,572

PARTNERS’ CAPITAL (DEFICIT):
Limited partners (20,836,584 and 20,751,190 units outstanding
as of September 30, 2013 and December 31, 2012, respectively)	(5,706)	9,593
General partner (423,494 units outstanding as of September 30, 2013
and December 31, 2012)	(2,343)	(2,010)
Total Oxford Resource Partners, LP (deficit) capital	(8,049)	7,583
Noncontrolling interest	4,864	3,744
Total partners’ (deficit) capital	(3,185)	11,327
Total liabilities and partners’ capital	$231,026	$220,899

OXFORD RESOURCE PARTNERS, LP AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012
(in thousands)

	Nine Months Ended September 30,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(15,536)	$(20,174)
Adjustments to reconcile net loss to net cash from operating activities:

Depreciation, depletion and amortization	37,760	39,019
Impairment and restructuring expenses	1,012	13,843
Change in fair value of warrants	(565)	-
Interest rate swap and fuel contract adjustments to market	(12)	(194)
Non-cash interest expense	2,238	-
Amortization and write-off of deferred financing costs	3,040	1,527
Non-cash equity-based compensation expense	1,090	966
Accretion of reclamation and mine closure costs	1,683	1,189
Amortization of below-market coal sales contracts	(60)	(543)
(Gain) loss on disposal of assets, net	(6,594)	(4,156)

Changes in assets and liabilities:
Accounts receivable	(8,697)	(2,246)
Inventory	489	(478)
Advance royalties	(1,265)	442
Other assets	(276)	(1,981)
Accounts payable	(2,561)	(6)
Reclamation and mine closure costs	(6,837)	(6,413)
Accrued taxes other than income taxes	(38)	(392)
Accrued payroll and related expenses	878	(315)
Other liabilities	(248)	(3,327)
Net cash from operating activities	5,501	16,761

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(12,641)	(15,226)
Purchase of coal reserves and land	(14)	(51)
Mine development costs	(2,612)	(2,760)
Proceeds from sale of assets	6,284	8,543
Insurance proceeds	3,035	-
Change in restricted cash	1,429	3,092
Net cash from investing activities	(4,519)	(6,402)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings	150,000	-
Payments on borrowings	(56,071)	(9,417)
Advances on line of credit	43,588	41,000
Payments on line of credit	(119,088)	(17,000)
Debt issuance costs	(9,517)	(1,086)
Collateral for reclamation bonds	(11,133)	-
Capital contributions from partners	-	7
Distributions to partners	-	(20,644)
Net cash from financing activities	(2,221)	(7,140)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(1,239)	3,219

CASH AND CASH EQUIVALENTS, beginning of period	3,977	3,032

CASH AND CASH EQUIVALENTS, end of period	$2,738	$6,251

OXFORD RESOURCE PARTNERS, LP AND SUBSIDIARIES
UNAUDITED RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA[1]
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Net loss	$(5,129)	$(3,040)	$(15,536)	$(20,174)

Adjustments:
Interest expense, net of interest income	6,807	3,011	14,143	8,515
Depreciation, depletion and amortization	12,017	13,110	37,760	39,019
Change in fair value of warrants	(2,714)	-	(565)	-
Impairment and restructuring expenses	150	206	1,012	13,843
(Gain) loss on disposal of assets, net	(1,107)	357	(6,594)	(4,156)
Amortization of below-market coal sales contracts	-	(121)	(60)	(543)
Non-cash equity-based compensation expense	351	490	1,090	966
Non-cash reclamation and mine closure costs	625	384	1,683	1,189
Non-recurring costs:
Debt refinancing expenses	-	-	3,059	-
Other	-	(227)	(2,100)	1,238
Adjusted EBITDA	$11,000	$14,170	$33,892	$39,897

1

Adjusted EBITDA is a non-GAAP financial measure used by management to gauge operating performance. We define Adjusted EBITDA as net income or loss before deducting interest, income taxes, depreciation, depletion, amortization, change in fair value of warrants, impairment and restructuring expenses, gain or loss on disposal of assets, amortization of below-market coal sales contracts, non-cash equity-based compensation expense, non-cash reclamation and mine closure costs, and certain non-recurring items. Although Adjusted EBITDA is not a measure of financial performance calculated in accordance with GAAP, we believe it is useful to management and others, such as investors and lenders, in evaluating our financial performance without regard to financing methods, capital structure or income taxes; our ability to generate cash sufficient to pay interest on our indebtedness, make distributions and fund capital expenditures; and our compliance with certain credit facility financial covenants. Because not all companies calculate Adjusted EBITDA the same way, our calculation may not be comparable to similarly titled measures of other companies.

OXFORD RESOURCE PARTNERS, LP AND SUBSIDIARIES
UNAUDITED RECONCILIATION OF NET LOSS TO ADJUSTED NET LOSS[2]
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Net loss	$(5,129)	$(3,040)	$(15,536)	$(20,174)

Adjustment:
Impairment and restructuring expenses	150	206	1,012	13,843
(Gain) loss on disposal of assets, net	(1,107)	357	(6,594)	(4,156)
Change in fair value of warrants	(2,714)	-	(565)	-
Debt refinancing expenses	-	-	3,059	-
Write-off of deferred financing costs related to prior credit facility	-	-	808	-
Adjusted net loss	$(8,800)	$(2,477)	$(17,816)	$(10,487)

2

Adjusted Net Loss is a non-GAAP financial measure used by management to gauge operating performance. We define Adjusted Net Loss as net income or loss before deducting impairment and restructuring expenses, gain or loss on disposal of assets, change in fair value of warrants, debt financing expenses and write-off of deferred refinancing costs. Although Adjusted Net Loss is not a measure of financial performance calculated in accordance with GAAP, we believe it is useful to management and others, such as investors and lenders, in evaluating our financial performance without regard to items which are primarily non-cash and our restructuring efforts which are not typical operating activities. Because not all companies calculate Adjusted Net Loss the same way, our calculation may not be comparable to similarly titled measures of other companies.

OXFORD RESOURCE PARTNERS, LP AND SUBSIDIARIES
UNAUDITED OPERATING STATISTICS[3]
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012
(in thousands, except per ton amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Tons sold	1,670	1,922	5,017	5,651

Coal sales revenue per ton	$50.74	$49.45	$50.87	$49.51
Amortization of below-market coal sales contracts per ton	-	(0.06)	(0.01)	(0.10)
Cash coal sales revenue per ton	50.74	49.39	50.86	49.41
Cash cost of coal sales per ton	(44.34)	(41.20)	(43.84)	(41.98)
Cash margin per ton	$6.40	$8.19	$7.02	$7.43

3

Per ton amounts are calculated by dividing the related amount on the financial statements by the number of tons sold. Although per ton amounts are not measures of performance calculated in accordance with GAAP, we believe they are useful to management and others, such as investors and lenders, in evaluating performance because they are widely used in the coal industry as a measure to evaluate a company's sales performance or control over costs. Because not all companies calculate these measures the same way, our calculations may not be comparable to similarly titled measures of other companies.